Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SM Energy Company of information contained in our reports, as of December 31, 2013, setting forth estimates of revenues from SM Energy Company’s oil and gas reserves.

/s/ RYDER SCOTT COMPANY, L.P.
Ryder Scott Company, L.P.
Denver, Colorado
March 4, 2014